Exhibit 99.1

For additional information, contact:
Richard D. Callicutt II
President and Chief Executive Officer
David B. Spencer
Senior Executive Vice President and
Chief Financial Officer
(336) 869-9200

BNC BANCORP SIGNS DEFINITIVE AGREEMENT
TO ACQUIRE CHARLESTON-BASED HARBOR BANK GROUP, INC.

High Point, NC. (June 5, 2014) – BNC Bancorp ("BNC" or the "Company," NASDAQ: BNCN), the holding company for Bank of North Carolina, today announced it has entered into a definitive agreement to acquire all of the common stock of Harbor Bank Group, Inc. ("Harbor"), the holding company for Harbor National Bank, in a stock transaction valued at approximately $50.6 million, based on the closing price of BNC common stock on June 4, 2014.

Harbor, headquartered in Charleston, South Carolina, is the holding company for Harbor National Bank, which operates four branches in Charleston and Mount Pleasant. As of March 31, 2014, Harbor reported approximately $306 million in assets, $253 million in loans, $250 million in deposits and $33 million in tangible common equity. Upon completion of the transaction, BNC is expected to have approximately $4.0 billion in assets, $3.0 billion in loans, and $3.4 billion in deposits. The transaction is expected to be immediately accretive to BNC Bancorp’s fully diluted earnings per share, excluding deal costs.

Under the terms of the agreement, which has been approved by the Boards of Directors of both companies, Harbor's shareholders will receive 0.950 shares of the Company's common stock for each share of Harbor common stock owned, resulting in the issuance of a total of approximately 2,977,000 shares in the exchange. The transaction, which is subject to regulatory approval, the approval of the shareholders of Harbor and other customary conditions, is expected to close in the fourth quarter of 2014.

Commenting on the announcement, Rick Callicutt, President and Chief Executive Officer of BNC, said, “We are pleased to announce the agreement to acquire Harbor, one of the leading community banks in the Charleston, SC market. This will greatly increase our presence in the Charleston MSA moving us into the top ten in deposit market share. We are most excited about Charlie Rivers and his team joining BNC to create a formidable community bank in a very important growth market in South Carolina. The Harbor team has spent their entire careers in the Charleston market, which has allowed them to build a great bank that consistently outperforms its peer group. Charlie and his team will be a crucial part of our goal of creating a meaningful community bank option for South Carolina businesses and families.”

Charlie Rivers, President of Harbor, added, "We are pleased to join forces with BNC Bancorp to provide enhanced and long-term value to our customers and communities. Our combination with

BNC, with combined total assets of more than $4.0 billion, will provide greater capital resources and operational scale that will allow us to grow with the robust Charleston economy and capture additional market share."

Womble Carlyle Sandridge & Rice, LLP provided legal counsel to BNC Bancorp. Banks Street Partners, LLC served as financial advisor to Harbor and has rendered a fairness opinion to its Board of Directors in connection with this transaction. Bryan Cave, LLP provided legal counsel to Harbor.

INVESTOR PRESENTATION

Further information on the terms of this transaction will be included in a Form 8-K to be filed by BNC with the Securities and Exchange Commission (“SEC”) and is available at http://www.bncdeliversmore.com/investorpresentation.

ABOUT BNC BANCORP

Headquartered in High Point, NC, BNC Bancorp is the parent company of Bank of North Carolina, a commercial bank with $4.0 billion in assets (subsequent to the acquisition of Harbor). Bank of North Carolina provides a complete line of banking and financial services to individuals and businesses through its 48 banking offices in North and South Carolina, which will increase to 52 banking offices after the acquisition of Harbor. Bank of North Carolina is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is traded and quoted in the NASDAQ Capital Market under the symbol "BNCN."

ABOUT HARBOR BANK GROUP, INC.

Harbor Bank Group, Inc., headquartered in Charleston, South Carolina, is the holding company for Harbor National Bank, which provides a full range of commercial and consumer banking services from four banking offices located in Charleston and Mount Pleasant. Harbor also provides mortgage banking services from offices in Greenville, Hilton Head and Charleston.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about BNC that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about BNC. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of BNC. Forward-looking statements speak only as of the date they are made and BNC assumes no duty to update such statements. In addition to factors previously disclosed in reports filed by BNC with the SEC, additional risks and uncertainties may include, but are not limited to: the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of operations with those of BNC will be materially delayed or will be more costly or difficult than expected; the inability to complete the merger due to the failure of shareholder approval to adopt the merger agreement; the failure to satisfy other conditions to completion of the merger, including receipt of required regulatory and other approvals; the failure of the proposed merger to close for any other reason; the effect of the announcement of the merger on customer relationships and operating results; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and general competitive, economic, political and market conditions and fluctuations. As stated previously, additional factors affecting BNC are discussed in BNC’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, filed with the SEC. Please refer to the SEC’s website at www.sec.gov where you can review those documents.

ADDITIONAL INFORMATION

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the merger, BNC Bancorp will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of Harbor Bank Group, Inc. and a Prospectus of BNC Bancorp, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS ARE STRONGLY URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about BNC Bancorp, may be obtained after their filing at the SEC’s Internet site (http://www.sec.gov). In addition, free copies of documents filed by BNC Bancorp with the SEC may be obtained on the BNC Bancorp website at www.bncbancorp.com or by requesting them in writing from Drema Michael, BNC Bancorp, 3980 Premier Drive, Suite 210, High Point, North Carolina 27265, or by telephone at (336) 869-9200.

BNC Bancorp and Harbor Bank Group, Inc. and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Harbor Bank Group, Inc.’s shareholders in connection with the proposed merger. Information about the directors and executive officers of BNC Bancorp and Harbor Bank Group, Inc. and other persons who may be deemed participants in the solicitation will be included in the Proxy Statement/Prospectus. Information about BNC Bancorp's executive officers and directors can also be found in BNC Bancorp’s definitive proxy statement in connection with its 2014 Annual Meeting of Shareholders filed with the SEC on April 10, 2014. Additional information regarding the interests of those persons and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. You may obtain free copies of each document as described in the preceding paragraph.

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